Exhibit 10.3

DICOM Group plc

2007 Long-Term Incentive Plan

Approved by Shareholders: 2nd October 2007

Adopted by the Company: 2nd October 2007

53 New Broad Street • London • EC2M 1SL T • +44 (0)20 7626 3301 F • +44 (0)20 7626 3303 E • info@halliwellconsultingco.uk W • www.halliwellconsulting.co.uk

Index

1	Grant of Awards	1
2	Rights of Participants During the Holding Period	1
3	Release of Awards	1
4	Lapse of Awards	2
5	Taxation	2
6	Cessation of Employment	3
7	Take-over, Reconstruction, Amalgamation, Winding up, Merger and Demerger of the Company	4
8	Limits & Restrictions	5
9	Adjustments & Amendments	6
10	Shares	6
11	Administration	7
12	Definitions	9

DICOM Group plc

1	Grant of Awards

1.1	The Committee may in its absolute discretion grant Awards to Eligible Employees at any time except during a Close Period.

1.2	The Committee shall determine in respect of each grant of Awards:-

(a)	the Date of Grant;

(b)	those Eligible Employees who shall receive an Award;

(c)	the type of Award granted to each Eligible Employee;

(d)	the number of Shares subject to each Award granted;

(e)	the Holding Period in respect of each Award;

(f)	the Performance Requirements applicable to each Award; and

(g)	any other terms and conditions applying to each Award, including in the case of Awards granted in the form of Nil Cost Options, the Exercise Price.

1.3	The Committee shall issue an Award Certificate to each Participant setting out the Committee's determinations under Rule 1.2 in respect of that Participant's Award. Alternatively a Participant may be advised where that information can be accessed or be given the opportunity to obtain details of the grant electronically.

1.4	The grant of an Award will be subject to compliance with and obtaining any approval or consent required under any applicable regulations or enactments.

1.5	A Participant may at any time prior to the Release and/or Exercise of an Award renounce all or part of his Award by notice in writing to the Company of such intention. The renunciation shall be effective from the date of receipt of such notice by the Company. No consideration will be paid for the renunciation of the Award. To the extent than an Award is renounced, it will be treated for all purposes as having never been granted.

2	Rights of Participants During the Holding Period

2.1	A Participant shall have no voting rights or rights to receive dividends in respect of Shares subject to his Award during the applicable holding period:

(a)	prior to the Release of the Award in the case of a conditional entitlement to Shares,

(b)	prior to the Exercise of the Award in the case of a Nil Cost Option.

3	Release of Awards

3.1	Subject to Rules 5.2[1] and 3.2 Awards shall be Released:

(a)	at the end of the Holding Period; and

(b)	subject to the satisfaction of any Performance Requirements or other terms and conditions imposed pursuant to Rules 1.2(f) and 1.2(g) respectively.

3.2	Awards may be released without fully satisfying the requirements of Rule 3.1 in accordance with Rule 6[2] and Rule 7[3].

3.3	In the case of Awards in the form of Nil Cost Options which have been Released in accordance with Rule 3.1 or 3.2, a Participant may Exercise his Awards from the date of Release to the earliest of the following dates:-

(a)	the tenth anniversary of the Date of Grant; and

(b)	the end of the periods set out in Rule 6 and Rule 7.

[1]	Taxation - Release of Shares may be prohibited if the Eligible Employee has not made a Tax Payment or agreed to sell sufficient Shares to meet this Tax Payment.
[2]	On cessation of employment.
[3]	On Take-over, Reconstruction, Amalgamation and Winding up of the Company.

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4	Lapse of Awards

4.1	All subsisting Awards shall lapse on the earliest of the following events:-

(a)	the date on which the Award lapses pursuant to Rule 6[4] or Rule 7[5];

(b)	when it has been determined by the Committee that the conditions of Rule 3.1(b) cannot be satisfied;

(c)	the tenth anniversary of the Date of Grant;

(d)	the date on which the Participant is adjudicated bankrupt or does or attempts or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Award;, or

(e)	in the case of a Nil Cost Option the date on which the Award lapses following the expiry of the period during which the Award remains Exercisable as determined by the Committee and set out in the Award Certificate.

5	Taxation

5.1	The grant of an Award to an Eligible Employee under the Plan shall be conditional upon the agreement of that Eligible Employee to indemnify his employing Group Company for any Tax Payment, such agreement to be deemed by the failure of the Eligible Employee to renounce the Award in accordance with Rule 1.5.

5.2	In a case where a Group Company by virtue of the grant, Release or Exercise of an Award shall be obliged to make a Tax Payment, the grant, Release or Exercise shall not take place, unless:-

(a)	the Group Company has received payment prior to the grant, Release or Exercise from the Participant of an amount not less than the Tax Payment; or

(b)	authority from the Participant to deduct the Tax Payment from his Emoluments; or

(c)	that Participant giving irrevocable instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares on the Release or Exercise to realise an amount equal to the Tax Payment and authority to pay the proceeds of such sale to the employing Group Company.

5.3	The Participant shall pay all expenses and Taxes which arise or result from the grant, Release or Exercise of an Award, provided that the Company in its absolute discretion and subject to any statutory prohibition may meet any stamp duty or liability for any other Taxes or expenses arising which it deems appropriate.

5.4	The Committee may determine that any Award granted under the Plan shall be subject to additional and/or modified terms and conditions relating to the grant, Release or Exercise of an Award as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may apply to the relevant Eligible Employee, Participant or Group Company.

5.5	In exercising its discretion under Rule 5.4 above the Committee may:-

(a)	require an Eligible Employee and/or a Participant to make such declarations or take such other action as may be required for the purpose of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may be applicable to him at the Date of Grant, Release or Exercise; and

[4]	On cessation of employment.
[5]	On Take-over, Reconstruction, Amalgamation and Winding up of the Company.

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(b)	adopt any supplemental rules or procedures governing the grant, Release or Exercise of an Award as may be required for the purpose of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may be applicable to an Eligible Employee or Participant.

5.6	The Committee may in its discretion require a Participant in the UK to enter into an agreement under paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 or to make an election under paragraph 3B of Schedule 1 to that Act in relation to any secondary Class 1 National Insurance Contributions arising on the Release or Exercise of an Award.

5.7	Immediately prior to the Release or Exercise of an Award, the Committee may in its absolute discretion and if requested by a Participant, deliver cash in lieu of a number of Shares Released and/or Exercised save that:

(a)	the number of Shares replaced by such cash amount shall be restricted to the number of Shares which have an aggregate Market Value equal to the Participant’s Tax Liability due on Release or Exercise; and

(b)	such cash amount shall be paid directly to the relevant Group Company.

6	Cessation of Employment

6.1	Subject to Rule 6.2, if a Participant ceases to be employed by a Group Company for any reason an Award that has not been Released shall lapse unless the Committee in its absolute discretion determines otherwise.

6.2	If the Committee, in accordance with its discretion under Rule 6.1, determines that an Award shall be Released on cessation, the proportion of the Award which shall be Released will be dependent on the proportionate satisfaction of the relevant Performance Requirements and of such proportion, the number of Shares which may be Released shall be pro-rated dependent upon the amount of the relevant Holding Period completed on the date of cessation.

6.3	It shall be a condition of participation in the Plan that a Participant shall not be entitled to any compensation in the event of cessation, lapse or alteration of any actual or prospective rights under the Plan or under any Award granted thereunder. No provisions of the Plan form part of any contract of employment between any Group Company and a Participant.

6.4	Nothing in the Plan or in any document issued pursuant thereto shall confer upon any person any right to continue in the employ of any Group Company or shall affect the right of any Group Company to terminate the employment of any person, or shall impose upon any Group Company or employees of such Group Company, the Committee or their respective servants or agents any liability for the loss of any rights under the Plan which may result if that person’s employment is so terminated (whether such termination is in breach of the relevant terms and conditions of employment or otherwise). In no circumstances shall any Participant, by reason of ceasing to be employed by any Group Company be entitled to any compensation for any loss of any actual or prospective right or benefit under the Plan which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful or unfair dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

6.5	For the purposes of Rule 6, no Participant shall be treated as ceasing to be employed by a Group Company until he ceases to hold office or employment in any Group Company and a Participant (being a woman) who is a director or employee who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under section 79 of the Employment Rights Act 1996 before Exercising an Award shall be treated for those purposes as not having ceased to hold such an office or employment.

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6.6	No benefit under the Plan shall be pensionable.

6.7	In the case of Awards granted in the form of Nil Cost Options, the Participant shall have, such period as is determined by the Committee in its discretion, from his date of cessation of employment to Exercise all Released Awards including those Awards Released as a result of the operation of Rule 6, at the end of which period any Awards that have not been Exercised shall lapse.

7	Take-over, Reconstruction, Amalgamation, Winding up, Merger and Demerger of the Company

7.1	If any company or person acting alone or in concert with another or others obtains Control of the Company (“Control Change”), the Committee on becoming aware thereof shall notify each Participant.

7.2	If the Court sanctions a scheme of arrangement or compromise under Section 899 of the Companies Act 2006 which amounts to a Control Change, the Committee on becoming aware thereof shall notify each Participant.

7.3	If any company or person becomes bound or entitled to acquire Shares under Sections 974 to 983 of the Companies Act 2006, the Committee on becoming aware thereof shall notify each Participant.

7.4	Subject to Rule 7.5, on the occurrence of any of the events set out in Rule 7.1, Rule 7.5 and Rule 7.3 Awards shall be Released, the proportion of the Awards Released being dependent on the proportionate satisfaction of the relevant Performance Requirements on such date. The Committee may also, in its absolute discretion, take into account the length of the relevant Holding Period completed on the date of such event when determining the number of Shares subject to an Award to be Released.

7.5	For the purposes of Rule 7.1, Rule 7.2 and Rule 7.8 a Control Change shall only occur where there is a Control Change of the ultimate Holding Company of the Company.

7.6	If a voluntary winding up of the Company is proposed or if an order is made for the compulsory winding up of the Company, the Committee, in its absolute discretion, shall notify each Participant. On the occurrence of such event all Awards shall be Released.

7.7	If, as a result of events specified in Rule 7.1 or Rule 7.2 above, a company has obtained Control of the Company or if a company has become bound or entitled as stated in Rule 7.3 above (such company referred to as the “Acquiring Company”), the Participant may, by agreement with the Acquiring Company, cancel each subsisting Award (the “Old Award”) in exchange for a replacement award (the “New Award”) provided that the New Award:-

(a)	is over shares in the Acquiring Company or some other company which has Control of the Acquiring Company or is a member of a consortium owning either the Acquiring Company or having Control of the Acquiring Company;

(b)	is a right over such number of shares as have an aggregate Market Value equal to those Shares subject to the Old Award at the date of exchange and is otherwise upon identical terms to the Old Award.

The New Award shall for all purposes of the Plan be treated as having been acquired on the same Date of Grant as the Old Award and thereafter references in these Rules to the Company, Shares and Awards, where appropriate, shall be construed as references to the Acquiring Company and its shares and New Awards.

7.8

In the event that the Company merges with another company, or any of the businesses of the Group are demerged (whether such merger or demerger is effected by way of sale, distribution or in any other manner) the Committee shall have the discretion whether or not to take any action pursuant to this Rule 7.8 and, if they decide to do so, shall notify each Participant whether any Award shall be Released

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and/or adjustments be made to the number of Shares comprised in an Award in such manner and with effect from such date as the Committee shall determine to be appropriate and the auditors of the Company confirm to be fair and reasonable provided that should the merger or demerger amount to a Control Change then the Committee shall apply the provisions of Rule 7.4 with the necessary changes.

7.9	The Committee shall notify Participants as soon as reasonably practicable of any adjustments made pursuant to Rule 7.8 and may call in Award Certificates for endorsement or replacement.

7.10	In the case of Awards granted in the form of Nil Cost Options, the participants shall have such period as determined by the Committee in its discretion from the date of the occurrence of any of the events set out in Rules 7.1 to 7.4 (inclusive), Rule 7.7 and Rule 7.8 to Exercise all Released Awards including those Awards Released as a result of the operation of this Rule 7, at the end of which period any Awards not Exercised shall lapse.

8	Limits & Restrictions

8.1	An Award shall be personal to a Participant and neither the Award nor any rights under the Award may be transferred, assigned, pledged, charged or otherwise disposed of by a Participant to any other person (except in accordance with these Rules) and if a Participant shall do, suffer or permit any such act or thing whereby he would or might be deprived of the legal and/or beneficial ownership of an Award that Award shall lapse forthwith.

8.2	In respect of Awards which shall be satisfied by the subscription of Shares, the total number of Shares over which such Awards may be granted as determined on any Date of Grant, when added to the number of Shares issued or remaining issuable pursuant to rights to subscribe for Shares granted under the Plan during the preceding 10 years shall not exceed 15% of the number of Shares in issue (calculated on a fully diluted basis) on the relevant Date of Grant.

For the purposes of this Rule 8.2, there shall be ignored Awards granted under the Plan which were:

(a)	granted under Any Other Share Plan which were granted prior to the Company’s first listing of Shares on the Exchange; or

(b)	granted under the Plan or Any Other Share Plan which have lapsed, become void, been cancelled or which otherwise become incapable of being Released.

8.3	The maximum level of Award (being the aggregate Market Value of Shares subject to the Award at the Date Of Grant) that can be granted to an Eligible Employee under this Plan in any calendar year shall be limited to 200% of such Eligible Employee’s Emoluments unless Rule 8.4 applies.

8.4	If the Committee decides that exceptional circumstances exist in relation to the recruitment or retention of an Eligible Employee the maximum level of Award (being the aggregate Market Value of Shares subject to the Award at the Date of Grant) that can be granted to such individual under this Plan in any calendar year shall be limited to 400% of such Eligible Employee’s Emoluments.

8.5	For the purposes of this Rule 8.3 and 8.4, there shall be ignored Awards granted under the Plan or awards under Any Other Share Plan which have lapsed, become void, been cancelled or which otherwise become incapable of being Released.

8.6	No Awards shall be granted later than the fifth anniversary of the Adoption Date provided that the Company in general meeting may at any time resolve to extend the Plan up to a further 5 years.

8.7	Subject to Rule 8.6, the Plan shall terminate on the earlier of the following dates:

(a)	any date determined by the Committee to be the date of termination of the Plan; and

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(b)	the fifth anniversary of the Adoption Date.

8.8	Following termination of the Plan pursuant to this Rule no further Awards shall be granted, but the subsisting rights and obligations of Participants at that time shall continue in force as if the Plan had not been terminated.

9	Adjustments & Amendments

9.1	If a variation of the issued share capital of the Company by way of a capitalisation or rights issue, sub-division, consolidation, reduction or otherwise shall take place then the number of Shares subject to an Award and the terms and conditions applying to such Award shall be adjusted in such manner and with effect from such date as the Committee may determine to be appropriate and as the advisors of the Company shall have confirmed in writing to be, in their opinion, fair and reasonable.

9.2	The Committee shall have the power from time to time to make and amend such regulations for the implementation and administration of the Plan in a manner consistent with the Plan as it thinks fit and to make any amendments to these Rules provided that:-

(a)	the provisions governing eligibility requirements, equity dilution, share utilisation and individual participation limits and the adjustments that may be made following a rights issue or any other variation of capital cannot be altered to the advantage of Participants without the prior approval of shareholders in general meeting (except for minor amendments to benefit the administration of the Plan, to take account of a change of legislation or to obtain or maintain favourable Tax, exchange control or regulatory treatment for Participants in the Plan or for any Group Company); and

(b)	subject to Rule 5.4 and Rule 5.5 no alteration shall be made which would materially affect any subsisting rights of Participants granted prior to the date of the alteration without the prior consent or sanction of the majority of that number of Participants who responded to the notification by the Company of such proposed alteration.

9.3	Any matters pertaining or pursuant to the Plan which are not dealt with by these Rules and any uncertainty or dispute as to the meaning of these Rules shall be determined or resolved by decision of the Committee which shall be binding on the Company and all Participants.

9.4	In the application of Rule 1.2(f), if events subsequently occur which cause the Committee to consider that the existing Performance Requirements have become unfair or impractical it may, in its discretion (provided such discretion is exercised fairly and reasonably) amend the relevant Performance Requirements so that in the reasonable opinion of the Committee they shall be no more or less difficult to abide by or satisfy as when they were originally imposed or last amended.

10	Shares

10.1	Subject to Rule 10.2 below, any Shares to be issued pursuant to the Release or Exercise of an Award shall be allotted and issued, and any Shares to be transferred shall be transferred to the relevant Participant or a nominee nominated by a Participant not later than 30 days after the date of Release or Exercise of the Award. Such Shares shall rank pari passu in all respects with other Shares of the same class save that the Participant shall have no entitlement in relation to rights attaching to the Shares until the date of such allotment or transfer. Shares to be allotted shall not rank for any dividend or other distribution to be paid by reference to a record date before the date of allotment.

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10.2	Any allotment and issue or transfer of Shares pursuant to this Plan shall be subject to such consents (if any) of HM Treasury and/or other authorities as may from time to time be required.

10.3	The Company shall apply to the relevant Exchange on which the Shares are listed for Shares issued pursuant to the Release of Awards to be admitted to the Official List or equivalent on or as soon as practicable after allotment.

10.4	Awards may be satisfied by the subscription of Shares and/or the transfer of Shares held by the Company or the Trustees or any combination thereof. The Committee may determine which method or combination thereof shall be used to satisfy the Release or Exercise of an Award.

10.5	The Trustees may determine in their discretion to undertake the responsibility of satisfying Awards on behalf of the Company.

10.6	Shares that are issued may not be subscribed for at less than their nominal value.

10.7	The Company shall:-

(a)	when necessary keep available for issue sufficient authorised and unissued Shares to satisfy all rights to subscribe for Shares from time to time subsisting under Awards granted pursuant to the Plan, taking account of any other obligations of the Company to allot and issue Shares; and/or

(b)	ensure when necessary that it is in a position to satisfy or procure the satisfaction of all rights to acquire Shares from time to time subsisting under the Plan, taking account of other obligations of the Company in relation to the provision of Shares.

11	Administration

11.1	Any notice or other communication in connection with the Plan will be in writing and may be given:-

(a)	by personal delivery; or

(b)	by sending it by post:-

11.1.1	in the case of a company, to its registered office addressed to the Company Secretary (or other address that it notifies in writing); and

11.1.2	in the case of an Eligible Employee or Participant, to his normal place of work or at his last known address; or

(c)	by sending it by facsimile, email or any form of electronic transfer acceptable to the Committee:-

11.1.1	in the case of a company to the facsimile number, email address or other number or address that the company notifies; and

11.1.2	in the case of an Eligible Employee or Participant to the individual's workplace facsimile number or email address or his last known facsimile number or email address.

11.2	Any notice under Rule 11.1 will be given:-

(a)	if delivered, at the time of delivery;

(b)	if posted, at 10.00am on the second business day after it was put into the post; or

(c)	if sent by facsimile, email or any other form of electronic communication, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic communication was properly addressed and despatched as appropriate.

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11.3	Participation in the Plan shall not entitle a Participant to receive copies of any notice or other document sent by the Company to its shareholders prior to the Release or Exercise of the Award.

11.4	The Company shall bear the costs of establishing and administering the Plan.

11.5	The Company shall maintain or cause to be maintained all necessary accounts and records relating to the Plan.

11.6	The Rules and the operation of the Plan shall be governed and construed in accordance with English Law.

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12	Definitions

12.1	In these Rules the following words and expressions have the following meanings:-

“Act”	The Income and Corporation Taxes Act 1988.
“Adoption Date”	[ ] 2007.
“Any Other Share Plan”	any “employees’ share scheme” (as such term is defined in section 1166 of the Companies Act 2006) (other than this Plan) which provides for the subscription of Shares by or on behalf of employees of the Company, or any associated company (within the meaning of Section 416 of the Act).
“Award”	a conditional entitlement to Shares or a Nil Cost Option over Shares.
“Award Certificate”	a document evidencing an Award issued by the Company in such form as the Committee may from time to time prescribe.
“Close Period”	such time as Eligible Employees of the Company are prohibited from dealing in Shares, for whatever reason, in accordance with the Listing Rules of the Financial Services Authority (as replaced, amended or re-enacted from time to time) and/or such code as the Company may have established from time to time or such other statutory, regulatory or other prohibition from dealing in Shares or rights over Shares.
“Committee”	the Remuneration Committee of the Company
“Company”	DICOM Group plc (registered number 3119779)
“Control”	control within the meaning of Section 840 of the Act (and “Controlled” shall be construed accordingly).
“Date of Grant”	the date on which an Award is granted under Rule 1.
“Directors”	the board of directors from time to time of the Company.
“Eligible Employee”	any employee of a Group Company with a minimum period of continuous service with a Group Company, such minimum period to be determined by the Committee in its absolute discretion, or a trustee acting on behalf of such employee.
“Emoluments”	base salary provided to an Eligible Employee.
“Exchange”	the London Stock Exchange plc or any other recognised exchange on which the Company’s Shares are listed from time to time.
“Exercise”	the payment of the Exercise Price and the resulting purchase of the Shares subject to the Released Award.
“Exercise Price”	such value determined by the Committee in its discretion which must be paid by the Participant to acquire the Shares subject to his Released Award. The Committee may determine an Exercise Price for each Share subject to an Award or a single Exercise Price to Exercise some or all of the Shares subject to an Award.
“Group”	the Company, any “Subsidiary” of the Company, any “Holding Company” of the Company and any Subsidiary of any such Holding Company (as such terms are defined in section 1159 and 1261(1) respectively of the Companies Act 2006) and the term “Group Company” shall be construed accordingly.
“Holding Period”	the period set by the Committee in accordance with Rule 1.2(e) which shall be three years from the Date of Grant of the Award or such other period set by the Committee in its discretion
“Market Value”	on any dealing day means an amount equal to the closing price quoted for a Share on the Exchange.
“Nil Cost Option”	a right to purchase a number of Shares subject to the satisfaction of the terms and conditions determined by the Committee in accordance with Rule 1.2 and payment of the Exercise Price.
“Official List”	the register of listed securities and the prices of transactions published by the London Stock Exchange plc
“Participant”	an Eligible Employee who has been granted and still has a subsisting Award. Reference to a Participant shall include, where the context so admits or requires, his personal representatives.
“Plan”	DICOM Group plc 2007 Long-Term Incentive Plan as established by the Rules.

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“Performance Requirements”	such performance requirements or conditions (if any) as the Committee shall determine which must normally be satisfied before an Award may be Released.
“Release”

shall mean:-

•     where an Award has been granted in the form of a conditional share entitlement the point when the beneficial and legal ownership of the Shares subject to an Award transfer to the Participant; and

•     where an Award has been granted in the form of a Nil Cost Option the point at which the Award can be Exercised.

“Release” shall be construed accordingly.

“Rules”	these rules and the Schedules as amended from time to time in accordance with the amendment provisions of these rules.
“Schedule”	the schedule to the Rules.
“Shares”	ordinary shares in the capital of the Company.
“Tax”	includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature, made by any competent authority and interest or penalties in respect thereof.
“Tax Payment”	an amount of Tax paid or payable by the Participant or the Group Company where the liability for such Tax is the participant’s in respect of the grant, Release or Exercise of an Award.
“Trust”	any employee benefit trust which falls within section 86 of the Inheritance Tax Act 1984 and “Trustees” shall be construed accordingly, and “Trustees” shall be construed accordingly.

12.2	Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine and neuter.

12.3	Any reference to a statute or a statutory provision shall be construed as if it referred also to that statute or provision as the same may from time to time be consolidated, replaced, amended or re-enacted and to any related statutory instrument or other subordinate legislation in force from time to time.

12.4	wherever the Rules refer to the Committee having the ability to determine, decide or change matters howsoever this shall mean that the Committee shall be entitled to do so in its absolute and unfettered discretion and no person shall have any right to challenge, dispute or appeal whatsoever against the Committee’s determination, decision or change howsoever made.

12.5	Headings, notes and footnotes to these Rules are included for convenience only and shall not affect the interpretation or construction of these Rules.

12.6	Reference to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established.

12.7	References to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having a separate legal personality).

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